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                                                                    EXHIBIT 10-Y


                         AGREEMENT FOR RESTRICTED STOCK
                  GRANTED UNDER PRIORITY HEALTHCARE CORPORATION
                        1997 STOCK OPTION AND INCENTIVE PLAN

          This Agreement has been entered into as of the 27th day of October, 2003 between Priority Healthcare Corporation, an Indiana corporation (the "Company") and _____________________, an employee of the Company (the "Employee"), pursuant to the Company's 1997 Stock Option and Incentive Plan (the "Plan") and evidences and sets forth certain terms of the grant to the Employee pursuant to the Plan of an aggregate of ______ shares of Restricted Stock as of the date of this Agreement. Capitalized terms used herein and not defined herein have the meanings set forth in the Plan.

          Section 1. Receipt of Plan; Restricted Stock and this Agreement Subject to Plan. The Employee acknowledges receipt of a copy of the Plan. This Agreement and the shares of Restricted Stock granted to Employee are subject to the terms and conditions of the Plan, all of which are incorporated herein by reference.

          Section 2. Restricted Period; Lapse of Restrictions and Vesting . Of the ______ shares of Restricted Stock granted to the Employee, the restrictions on the specified portions shall lapse and such portion of the shares shall become fully vested and not subject to forfeiture to the Company as follows:
_______ shares on October 27, 2004; _______ shares on October 27, 2005; ______
shares on October 27, 2006; and ______ shares on October 27, 2007.

          Section 3. Certificates for Shares. Each certificate representing the shares of Restricted Stock granted to the Employee shall be registered in the name of the Employee and deposited by the Employee, together with a stock power endorsed in blank, with the Company and shall bear the following (or a similar) legend:

     "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the 1997 Stock Option and Incentive Plan of Priority Healthcare Corporation and an Agreement for Restricted Stock entered into between the registered owner and Priority Healthcare Corporation. Copies of such Plan and Agreement are on file in the office of the Secretary of Priority Healthcare Corporation."

          Upon the lapse of restrictions on any portion of such shares of Restricted Stock, the Company shall promptly deliver a stock certificate for such portion of shares to the Employee.

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          Section 4. Transferability. Until such time as the restrictions on the shares of Restricted Stock granted to Employee have lapsed and such shares are no longer subject to forfeiture to the Company, the Employee shall not sell, assign, transfer, pledge or otherwise encumber such shares of Restricted Stock.

          Section 5. Termination. If the Continuous Service of an Employee is terminated for cause, or voluntarily by the Employee for any reason (other than death, total or partial disability or normal or early retirement), all shares of Restricted Stock granted to the Employee which at the time of such termination of Continuous Service are still subject to restrictions shall upon such termination of Continuous Service be forfeited and returned to the Company.

If the Employee ceases to maintain Continuous Service by reason of death or total or partial disability, then the restrictions with respect to the Ratable Portion of the shares of Restricted Stock granted to the Employee shall lapse and such shares shall be free of restrictions and shall not be forfeited.

If the Employee ceases to maintain Continuous Service by reason of normal or early retirement, all terms of the shares of Restricted Stock granted to the Employee shall remain the same as provided in this Agreement and shall not be forfeited.

If the Employee is terminated without cause, any Restricted Period shall lapse upon such termination and all shares of Restricted Stock granted to the Employee shall become fully vested to the Employee.

If the Continuous Service of the Employee is involuntarily terminated, for whatever reason, at any time within twelve months after a Change in Control, any Restricted Period with respect to the shares of Restricted Stock granted to the Employee shall lapse upon such termination and all shares of Restricted Stock granted to the Employee shall become fully vested in the Employee.

          Section 6. 83(b) Election. The Employee agrees not to make any election under Section 83(b) of the Code with respect to any shares of Restricted Stock granted under this Agreement.

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          IN WITNESS WHEREOF, this Agreement has been executed by the undersigned thereunto duly authorized as of the date first above written.

                                          PRIORITY HEALTHCARE CORPORATION


                                          By:
                                              ----------------------------------
                                              Name: Steven D. Cosler
                                              Title: President and Chief
                                                     Executive Officer


                                          --------------------------------------
                                          Employee